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                                                                    EXHIBIT 1.02



                                6,000,000 Shares

                            EXCEL REALTY TRUST, INC.
                            (a Maryland Corporation)

                       Depositary Shares Each Representing
                   a 1/10th Fractional Interest In a Share of
                 Series B Cumulative Redeemable Preferred Stock

                  (Par Value $.01 Per Share of Preferred Stock)
                      (Liquidation Preference Equivalent to
                          $25.00 Per Depositary Share)

                                 TERMS AGREEMENT


                                                         Dated:  January 8, 1998


To:   Excel Realty Trust, Inc.
      16955 Via Del Campo
      San Diego, California  92127

Attention:  Chairman of the Board of Directors

Dear Sirs:

      We understand that Excel Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 6,000,000 depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts") each representing a 1/10th fractional interest in a share of the Company's Series B Cumulative Redeemable Preferred Stock, $.01 par value (the "Series B Preferred Stock") (such Series B Preferred Stock, Depositary Shares and Depositary Receipts being hereinafter referred to collectively as the "Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of shares of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.



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                                                       Number of Shares
                                                          of Initial
                                                         Underwritten
        Underwriter                                       Securities
        -----------                                    ----------------

Smith Barney Inc.......................................... 1,110,000
A.G. Edwards & Sons, Inc.................................. 1,110,000
Morgan Stanley & Co. Incorporated......................... 1,110,000
Prudential Securities Incorporated........................ 1,110,000
PaineWebber Incorporated.................................. 1,110,000
Bear, Stearns & Co. Inc...................................    25,000
Cowen & Company  .........................................    25,000
Dain Rauscher Incorporated................................    25,000
EVEREN Securities, Inc....................................    25,000
Fahnestock & Co. Inc......................................    25,000
First Albany Corporation..................................    25,000
Gibraltar Securities Co...................................    25,000
Janney Montgomery Scott Inc...............................    25,000
J.C. Bradford & Co........................................    25,000
Legg Mason Wood Walker, Incorporated......................    25,000
McDonald & Company Securities, Inc........................    25,000
McGinn, Smith & Co., Inc..................................    25,000
Morgan Keegan & Company, Inc..............................    25,000
Piper Jaffray Inc.........................................    25,000
Raymond James & Associates, Inc...........................    25,000
The Robinson-Humphrey Company, LLC........................    25,000
Tucker Anthony Incorporated...............................    25,000
U.S. Clearing Corp........................................    25,000
                                                           ---------

            Total                                          6,000,000
                                                           =========

      The Underwritten Securities shall have the following terms:

Title of Securities:  Depositary Shares Each Representing a 1/10th Fractional
                      Interest in a Share of 85/8% Series B Cumulative Redeemable Preferred Stock.
Number of Shares:  6,000,000
Fractional interest of each share of Series B Preferred Stock represented by a Depositary Share: 1/10th.
Current Ratings:  Standard & Poor's Corporation: BBB-; Moody's Investors
                  Service, Inc.: Baa3
Dividend Rate:  85/8% of the liquidation preference per share of Series B
                Preferred Stock per annum (or $2.15625 per Depositary Share). Dividend Payment Dates: January 15, April 15, July 15 and October 15 (or, if not
                        a business day, then the immediately succeeding business
                        day), commencing on April 15, 1998.
Liquidation Preference:  $250.00 per share of Series B Preferred Stock (or
                         $25.00 per Depositary Share).
Public offering price per Share: $25.00 plus accrued distributions, if any, from the date of original issue.



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Purchase price per Share:  $24.2125 plus accrued distributions, if any, from the date of original issue.
Conversion provisions: Not convertible into any other securities of the Company. Optional redemption provisions: The Series B Preferred Stock and the Depositary
                                 Shares representing such Series B Preferred
                                 Stock are not redeemable prior to
                                 January 13, 2003. On and after
                                 January 13, 2003, the Series B Preferred Stock and related Depositary Shares may be redeemed at the option of the Company, in whole or in
                                 part, at a redemption price of $250.00 per
                                 share of Series B Preferred Stock (or $25.00
                                 per Depositary Share), plus accrued and unpaid distributions, if any, thereon. The redemption price of the Series B Preferred Stock (other than any portion thereof consisting of accrued and unpaid distributions) may be paid solely from the sale proceeds of other capital stock of the Company, which may include other classes or series of preferred stock, and from no other source.
Mandatory redemption provisions:  None.
Sinking fund requirements:  None.
Number of Option Securities, if any, that may be purchased by the
Underwriters:  900,000
Delayed Delivery Contracts:  Not authorized.
Other material terms:  None.
Closing date and location: January 13, 1998, 9:00 AM; Brown & Wood LLP, One
                           World Trade Center, New York, New York 10048.



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      All the provisions contained in the document attached as Annex A hereto entitled "Excel Realty Trust, Inc.-Common Stock, Preferred Stock, Depositary Shares, Warrants and Debt Securities Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than 6:00 o'clock P.M. (New York City time) on January 8, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,

                                        SMITH BARNEY INC.
                                        A.G. EDWARDS & SONS, INC.
                                        MORGAN STANLEY & CO. INCORPORATED
                                        PAINEWEBBER INCORPORATED
                                        PRUDENTIAL SECURITIES INCORPORATED

                                        By: Smith Barney Inc.


                                        By: /s/ MARK R. PATTERSON
                                           --------------------------------
                                           Name: Mark R. Patterson
                                           Title: Authorized Signatory

                                        Acting on behalf of themselves and the
                                          other named Underwriters.

Accepted:

EXCEL REALTY TRUST, INC.

By: /s/ GARY B. SABIN
   --------------------------------
   Name: Gary B. Sabin
   Title: Chief Executive Officer



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